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THIS DOCUMENT IS A COPY OF THE 8-K PREVIOUSLY FILED ON FEBRUARY 14, 1996
PURSUANT TO A RULE 201 TEMPORARY HARDSHIP EXEMPTION

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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                    THE SECURITIES AND EXCHANGE ACT OF 1934

                        Date of Report: January 29, 1996


                                  NVF COMPANY
               (Exact name of Registrant as specified in charter)


                                    DELAWARE
                 (State or Other Jurisdiction of Incorporation)


      1-3290                                  51-0035270 (I.R.S. Employer
(Commission File No.)                            Identification No.)


  1166 Yorklyn Road, Yorklyn, Delaware                    19736
(Address of principal executive offices)                (Zip Code)


                                 (302) 239-5281
              (Registrant's telephone number, including area code)


                                          NVF COMPANY


Date: February 13, 1996               By: /s/ Robert W. Flack
                                          -------------------
                                          Robert W. Flack
                                          Acting Chief Financial Officer


Date: February 13, 1996               By: /s/ Martin J. Posner
                                          --------------------
                                          Martin J. Posner
                                          Executive Vice President
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ITEM 2.    Acquisition and Disposition of Assets

     On January 29, 1996 the Joint Plan of Reorganization of NVF Company and the Official Committee of Unsecured Creditors and the Disclosure Statement to accompany the Joint Plan was filed in the United States Bankruptcy Court, District of Delaware. The Joint Plan contemplates the entire Company be sold to First Security and Investment Corp., a Florida corporation ("First Security") for consideration as detailed in the Joint Plan and Disclosure Statement. Included within the Plan is a recapitalization alternative if for any reason the sale is not affected. The price was determined by an auction bidding process conducted by Alex. Brown and Sons. First Security and Investment Corp. is a private company owned by Victor Posner, former Chairman of the Board of the Company. The current directors of the Company, (1) Bernard I. Posner and Martin
J. Posner are father and son and (2) Victor Posner and Bernard I. Posner are brothers. Melvin R. Colvin and Brenda N. Castellano are directors of both NVF Company and First Security and Investment Corp.


ITEM 7.    Financial Statements and Exhibits

     (c)   Exhibits

      No.                          Description
      ---                          -----------

      2 NVF Company Reorganization Plan filed with the United States Bankruptcy Court for the District of Delaware on January 29, 1996.

     99 NVF Company Disclosure Statement filed with the United States Bankruptcy Court for the District of Delaware on January 29, 1996.